                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             GREY ADVERTISING INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

        $125.00

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             GREY ADVERTISING INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 10, 1995

To the Stockholders of
  GREY ADVERTISING INC.

     The Annual Meeting of Stockholders of Grey Advertising Inc. ("Company") will be held at the offices of APCO Associates Inc., the Company's public affairs subsidiary, 1615 L Street, N.W., Washington, D.C., on October 10, 1995 at 8:00 A.M., local time, for the following purposes:

          (1) To elect one director to hold office for a three year term.

          (2) To consider and take action on a proposal to amend the Company's Certificate of Incorporation to extend the date for the automatic conversion of the Company's Limited Duration Class B Common Stock.

          (3) To consider and take action on a proposal to ratify the selection of Ernst & Young as independent auditors for the Company for 1995.

          (4) To transact such other business as may properly come before the meeting.

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock at the close of business on September 1, 1995, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting.

                                             By Order of the Board of Directors

                                                     STEVEN G. FELSHER
                                                         Secretary

New York, New York
September 8, 1995

        PLEASE SPECIFY YOUR CHOICES, DATE AND SIGN THE ENCLOSED PROXIES
                AND MAIL THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                             GREY ADVERTISING INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 546-2000

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 10, 1995

     This Proxy Statement is being mailed to stockholders on or about September 8, 1995 in connection with the solicitation of proxies by the Board of Directors of Grey Advertising Inc. ("Company") for the Annual Meeting of Stockholders to be held at the offices of APCO Associates Inc., the Company's public affairs subsidiary, 1615 L Street, N.W., Washington, D.C., on October 10, 1995 at 8:00 A.M., local time, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its exercise. A stockholder may effect revocation of a proxy by delivering written notice to the Secretary of the Company, by giving a later-dated proxy or by attending the meeting and voting in person. All properly executed, unrevoked proxies will be voted as specified. Unless contrary directions are given, proxies will be voted for the election of the nominee for director proposed by the Board of Directors and in favor of the proposals set forth in the notice. Shares represented by executed proxies received by the Company will be counted for a quorum regardless of how or whether such shares are voted on any particular matter. Where nominee stockholders of record do not vote on specific issues because they did not receive instructions, such "non-votes" will not be treated as votes cast or shares present for such issues. The affirmative vote of the holders of a plurality of the votes cast is required in the election of directors. The vote required to approve each of the other matters to be voted on at the meeting, as well as the effect of abstentions and broker non-votes, is set forth in the sections describing each such matter.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 ("10-K"). STOCKHOLDERS DESIRING TO OBTAIN A COPY OF THE 10-K SHOULD ADDRESS WRITTEN REQUESTS TO MS. LUCILLE J. CASERIO, ASSISTANT SECRETARY, GREY ADVERTISING INC., 777 THIRD AVENUE, NEW YORK, NEW YORK 10017.

                               VOTING SECURITIES

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock ("Class B Stock" or "Class B Common Stock") at the close of business on September 1, 1995, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting. On September 1, 1995, the Company had outstanding 877,886 shares of Common Stock and 311,802 shares of Class B Stock. The Company also has outstanding and entitled to vote at the meeting 20,000 shares of its Series I Preferred Stock, and 5,000 shares each of its Series II Preferred Stock and Series III Preferred Stock. At the meeting, each share of Common Stock will be entitled to one vote; each share of Class B Stock will be entitled to ten votes; and each share of Preferred Stock will be entitled to eleven votes.

     To the knowledge of the Board of Directors, as of the record date no stockholder owned of record or beneficially more than 5% of the Company's outstanding shares of Common Stock, Class B Stock or Preferred Stock except as indicated below:

                                                                        AMOUNT OF
                                                                        SHARES AND
                                                                          NATURE
                                        NAME AND ADDRESS OF          OF BENEFICIAL OR     PERCENTAGE
       TITLE OF CLASS                RECORD OR BENEFICIAL OWNER      RECORD OWNERSHIP      OF CLASS
----------------------------    ------------------------------------ ----------------     ----------
Common Stock................    Edward H. Meyer, as Voting Trustee        179,349(a)         20.4
                                under a Voting Trust Agreement,
                                dated as of February 24, 1986, and
                                as subsequently amended ("Voting
                                Trust Agreement"), among the Voting
                                Trustee, the Company and the
                                Beneficiaries of the Voting Trust
                                Agreement
                                777 Third Avenue
                                New York, New York 10017

                                Edward H. Meyer                           144,786(b)         15.8
                                777 Third Avenue
                                New York, New York 10017

                                The committee administering the            50,729(c)          5.8
                                Company's Employee Stock
                                Ownership Plan
                                777 Third Avenue
                                New York, New York 10017

                                Quest Advisory Corp.                       88,162(d)         10.0
                                1414 Avenue of the Americas
                                New York, New York 10019

                                Southeastern Asset Management, Inc.        61,311(e)          7.0
                                860 Ridgelake Boulevard
                                Memphis, Tennessee 38120

                                Tweedy Browne Company L.P.                 54,600(f)          6.2
                                52 Vanderbilt Avenue
                                New York, New York 10017

                                T. Rowe Price Associates, Inc.             54,065(g)          6.2
                                100 E. Pratt Street
                                Baltimore, Maryland 21202

                                All executive officers and                291,402(h)         31.2
                                directors as a group

                                                                        AMOUNT OF
                                                                        SHARES AND
                                                                          NATURE
                                        NAME AND ADDRESS OF          OF BENEFICIAL OR     PERCENTAGE
       TITLE OF CLASS                RECORD OR BENEFICIAL OWNER      RECORD OWNERSHIP      OF CLASS
----------------------------    ------------------------------------ ----------------     ----------
Class B Stock...............    Edward H. Meyer, as Voting Trustee        184,116(a)         59.1
                                under the Voting Trust Agreement
                                777 Third Avenue
                                New York, New York 10017

                                Edward H. Meyer                           135,553(b)         40.2
                                777 Third Avenue
                                New York, New York 10017

                                The committee administering the            56,961(c)         18.3
                                Company's Employee Stock
                                Ownership Plan
                                777 Third Avenue
                                New York, New York 10017

                                All executive officers and                269,177(h)         79.8
                                directors as a group

Series I, Series II and
  Series III Preferred
  Stock.....................    Edward H. Meyer                            30,000(i)          100
                                777 Third Avenue
                                New York, New York 10017

------------
(a) Represents voting power only and includes certain shares subject to a voting agreement pursuant to which shares owned by an executive officer of the Company will be voted in the same manner as the Voting Trustee votes. Does not include shares issuable upon exercise of options which are contractually bound to be deposited pursuant to the Voting Trust Agreement. In general, investment power over the shares deposited in the voting trust established pursuant to the Voting Trust Agreement is retained by the several beneficiaries of the Voting Trust Agreement. (See "Employment Agreements and Other Transactions" below.)

(b) Includes shares of Common Stock and of Class B Stock, as the case may be, issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer, and shares of Common Stock issuable upon exercise of stock options which are currently exercisable (after giving effect to the assumed conversion and exercise thereof) and Mr. Meyer's beneficial interest in shares of Common Stock and Class B Stock deposited by him pursuant to the Voting Trust Agreement as to which he retains investment power. Does not include shares of Common Stock (5.8% of such class) and Class B Stock (18.3%) held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Does not include shares of Common Stock and Class B Stock held in trust for Mr. Meyer's children which have been deposited with the Voting Trust under the Voting Trust Agreement, or shares of Common Stock or of Class B Stock as to which Mr. Meyer exercises voting power by virtue of being the Voting Trustee under the Voting Trust Agreement.

(c) The committee which administers the Company's Employee Stock Ownership Plan exercises voting power over shares held in such plan, and is comprised of Mr. Meyer and Steven G. Felsher.

(d) Information based on the Company's understanding of publicly-filed material. Quest Advisory Corp., a registered investor advisor, which, together with a related entity, on behalf of its clients, has been a long-term investor in the Company, has sole dispositive and voting power with respect to the shares listed.

(e) Information based on the Company's understanding of publicly-filed material. Southeastern Asset Management, Inc., a registered investment advisor, which, together with a related entity, on behalf of its clients, has been a long-term investor in the Company, has sole or shared dispositive and voting power with respect to the shares listed, except with respect to 5,000 such shares as to which it exercises no voting authority.

(f) Information based on the Company's understanding of publicly-filed material. Tweedy Browne Company L.P., a registered investment advisor, which together with related entities, on behalf of its clients, has sole or shared dispositive and voting power with respect to the shares listed.

(g) Information based on the Company's understanding of publicly-filed material.
     T. Rowe Price Associates, Inc., a registered investment advisor, which together with a related entity, on behalf of its clients, has been a long-term investor in the Company, has sole dispositive power with respect to the shares listed.

(h) Includes shares of Common Stock (5.8% of such class) and of Class B Stock (18.3%), as the case may be, as to which certain executive officers exercise shared voting power by virtue of their membership on the committee administering the Company's Employee Stock Ownership Plan. Includes shares of Common Stock and Class B Stock as to which the Voting Trustee (Mr. Meyer) under the Voting Trust Agreement exercises voting power. Includes shares of Common Stock and of Class B Stock issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer and shares of Common Stock and of Class B Stock issuable upon exercise of stock options which are exercisable by beneficiaries under the Voting Trust Agreement, who are obliged, under the terms of the Voting Trust Agreement, to deposit shares in the Voting Trust acquired subsequent to the execution of the Voting Trust Agreement, after giving effect to the assumed conversion and exercise thereof. Does not include shares of Common Stock and Class B Stock issuable to beneficiaries under the Voting Trust Agreement upon exercise of stock options which are not presently exercisable.

(i) Represents 20,000 of Series I Preferred Stock, and 5,000 shares of each of the Company's Series II and Series III Preferred Stock, of which classes Mr. Meyer owns 100% of the outstanding shares.

                              ELECTION OF DIRECTOR

     The Board of Directors presently consists of four members, one of whom is elected by the holders of the Series I Preferred Stock, voting as a class, and three of whom, divided into three classes, are elected by the holders of the Common Stock, the Class B Stock and the Preferred Stock voting together. At each Annual Meeting of Stockholders, directors of one class are elected to serve for a three-year term or until the election of their successors.

     John Shannon has been nominated to be elected at the meeting to serve as a director until the Annual Meeting of Stockholders to be held in 1998. Mr. Shannon is currently serving on the Board.

     The Company's Restated Certificate of Incorporation provides for cumulative voting for elections of directors. Therefore, if more than one director is being elected at a meeting, each stockholder is entitled to cast as many votes as shall equal the number of votes represented by the shares owned by such stockholder multiplied by the number of directors to be elected and such stockholder may cast all of such votes for a single nominee for director, or may distribute them among the number of nominees, as the stockholder determines.

     Information relating to Mr. Shannon and to the directors not standing for election who will continue in office following the meeting is set forth below. Each person listed below is currently a director of the Company.

                                                                     TERM     NO. OF SHARES OF    PERCENT OF
                                                                    OFFICE      VOTING STOCK      VOTES CAST
                                                        DIRECTOR     WILL          OWNED          BY VOTING
         NAME(A)            AGE      OCCUPATION(B)       SINCE      EXPIRE    BENEFICIALLY(C)       SHARES
--------------------------  ----   ------------------   --------    ------    ----------------    ----------
Mark N. Kaplan............   65    Partner, Skadden,      1973       1996           2,200(e)           --(f)
                                   Arps, Slate,
                                   Meagher & Flom,
                                   law firm (d)

Edward H. Meyer...........   68    Chairman of the        1961       1997         584,556(g)        71.1%
                                   Board, President
                                   and Chief
                                   Executive Officer

Richard R. Shinn..........   77    Retired Chairman       1990         --(h)        1,000(i)           --
                                   of Metropolitan
                                   Life Insurance
                                   Company

John Shannon..............   58    President,             1991       1995           1,000(j)           --
                                   Grey-International

---------------
(a) There is no family relationship between any director and any other director or executive officer of the Company.

(b) The positions of Messrs. Meyer and Shannon are with the Company, and each has served the Company for more than the past five years.

     Mr. Kaplan also serves on the boards of directors of American Biltrite Inc., Congoleum, Inc., Diagnostic/Retrieval Systems, Inc., Movie Fone Inc., The Harvey Group Inc., REFAC Technology Development Corporation, The Shepaug Corporation, USA Mobile Communications, Inc. and Volt Information Sciences, Inc.

     Mr. Meyer is also a director of Bowne & Co., Inc., Ethan Allen Interiors, Inc., Harman International Industries, Inc. and The May Department Stores Company. Mr. Meyer also serves as director or trustee of thirty-five mutual funds advised by Merrill Lynch Asset Management, Inc. or its wholly-owned subsidiary, Fund Asset Management, Inc.

(c) Represents beneficial interests in shares of the Company's Common Stock, Class B Stock, and Series I, II and III Preferred Stock. (See "Voting Securities" above.) Information is as of the record date.

(d) Skadden, Arps, Slate, Meagher & Flom, a law firm in which Mr. Kaplan is a partner, has provided certain legal services to the Company in 1994 and 1995.

(e) Mr. Kaplan owns 1,100 shares of each of Common Stock and Class B Stock.

(f) Represents less than 1.0% of the votes entitled to be cast.

(g) Mr. Meyer beneficially owns 105,953 shares of Common Stock and 110,053 shares of Class B Stock, as to which he, as the Voting Trustee under the Voting Trust Agreement, exercises voting power, and 20,000 shares of the Series I Preferred Stock, and 5,000 shares of each of the Series II and of the Series III Preferred Stock, representing approximately 12.1%, 35.3%, 100%, 100% and 100% of each class, respectively. Also includes shares held pursuant to the Voting Trust Agreement, as to which Mr. Meyer, as the Voting Trustee, exercises voting power, and shares of Common Stock and Class B Stock held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Also includes shares of Common Stock (2.9%) and Class B Stock (8.2%) issuable on conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer after giving effect to the assumed conversion thereof and shares of Common Stock (1.5%) issuable upon exercise of currently exercisable stock options owned by Mr. Meyer, after giving effect to the assumed exercise thereof. Does not include 7,500 shares of each of the Common Stock and the Class B Stock held in trust for Mr. Meyer's children, as to which Mr. Meyer, as the Voting Trustee under the Voting Trust Agreement, exercises voting power.

(h) Mr. Shinn had been elected by the holder of the Series I Preferred Stock and serves until the election of his successor.

(i) Mr. Shinn owns 1,000 shares of Common Stock.

(j) Mr. Shannon holds options to purchase 1,000 shares of Common Stock.

     The Board of Directors has no reason to believe Mr. Shannon will, for any reason, be unable to serve as a director. If, however, Mr. Shannon becomes unavailable to serve, for any reason, it is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed by stockholders, to vote such proxy for the election of such other person as the Board of Directors may in its discretion recommend.

     Directors who are not employees of the Company receive a fee of $4,500 per quarter and a fee of $3,000 for each meeting of the Board attended. Directors who are also employees receive no remuneration for serving on the Board. Under a separate agreement with the Company, Mr. Kaplan has elected to have payment of his director's fees deferred until he retires from the Board.

     During 1994, the Board met five times. Each director attended at least 75% of the meetings of the Board. The Audit Committee, which is comprised of Messrs. Kaplan and Shinn, reviews the services of the Company's independent auditors, the preparation of the Company's financial statements and the maintenance of internal controls by the Company. Messrs. Kaplan and Shinn also comprise the Company's Compensation

Committee, which is charged with overseeing matters relating to senior executive compensation. The Company does not have a standing nominating committee. Members of the Audit Committee and the Compensation Committee receive $1,000 for each meeting of each such committee which does not fall on the same day as a meeting of the Board.

                           REMUNERATION OF MANAGEMENT

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and each of the four other most highly compensated executive officers of the Company with respect to the three most recently completed fiscal years of the Company, except as indicated below:

                                                                         LONG TERM COMPENSATION
                                                                 ---------------------------------------
                                     ANNUAL COMPENSATION                                         ALL
                               -------------------------------      REST.         STOCK         OTHER
      NAME AND POSITION        YEAR      SALARY        BONUS     STOCK($)(1)    OPTION(#)     COMP.(2)
-----------------------------  ----    -----------   ---------   -----------    ---------    -----------
Edward H. Meyer..............  1994    $1,725,000   $400,833        -0-            -0-      $1,058,160
Chairman, President and Chief  1993     1,700,000    300,000        -0-            -0-         928,487
Executive Officer              1992     1,700,000    200,000        -0-            -0-       1,009,578

Robert L. Berenson...........  1994    $  485,000   $180,000        -0-            -0-      $  277,113
President, Grey-N.Y.           1993       442,500    150,000        -0-            -0-         336,530
                               1992       400,000    135,000        -0-            -0-         113,271

Barbara S. Feigin............  1994    $  342,250   $130,000        -0-            -0-      $  175,989
Executive Vice President       1993       331,000    125,000        -0-            -0-         260,006
                               1992       297,667    120,000        -0-            -0-          87,162

Stephen A. Novick............  1994    $  667,500   $ 95,000        -0-            -0-      $  400,638
Executive Vice President       1993       635,000     85,000        -0-            -0-         411,530
                               1992       570,000     75,000        -0-            -0-         333,001

John Shannon.................  1994    $  473,616   $168,300        -0-            -0-      $   56,031
President, Grey-International  1993       407,000    165,000        -0-            -0-          52,139
                               1992       390,000    135,000        -0-            -0-          41,199

---------------
(1) As at December 31, 1994, Mr. Novick owned 5,000 shares issued under the Company's Restricted Stock Plan as to which the restrictions thereon had not lapsed, having an aggregate net value of $515,000 on such date. All shares of restricted stock are entitled to dividends on the same basis as other shares of Common Stock or Class B Stock. (See "Employment Agreements and Other Transactions".)

(2) All Other Compensation includes: (i) contributions of $26,963, $25,492 and $14,600 in 1992, 1993 and 1994, respectively, to the Company's qualified defined contribution plans on behalf of the named executives other than Mr. Shannon, who, as a United Kingdom resident, participated in local pension programs to which he contributed funds out of his salary compensation; (ii) amounts shown for Mr. Shannon represent deferred compensation pursuant to a subsidiary-sponsored program for United Kingdom executives; (iii) respective premium expense coverage or reimbursement of $54,949, $54,787, and $52,795, $16,038, $16,038 and $17,513, $6,038, $6,038 and $6,038, $15,199, $99,046
    and $25,800, in 1992, 1993 and 1994, respectively, for Messrs. Meyer, Berenson and Novick, and Ms. Feigin, of which amount for Ms. Feigin included in 1993 the total premiums due under a long-term supplemental insurance policy; (iv) accruals in the respective amounts of $203,766, $161,058 and $186,275 for

    Mr. Meyer in 1992, 1993 and 1994, respectively, and $10,468 and $9,726 for Ms. Feigin in 1993 and 1994, respectively, generally in respect of amounts which would have been allocated to Mr. Meyer's and Ms. Feigin's accounts under the Company's qualified defined contribution programs for such years but for certain limitations determined under the federal tax laws; (v) respective allocations under the Company's Senior Management Incentive Plan ("SMIP") in respect of 1992, 1993 and 1994, respectively, for Messrs. Berenson, Meyer and Novick, and Ms. Feigin of $125,000, $140,000 and $145,000, $723,900, $687,150 and $815,100, $130,000, $150,000, and $180,000,
    and $80,000, $90,000 and $125,000, such 1993 amounts further include $55,000, $30,000 and $35,000 for Messrs. Berenson and Novick, and Ms. Feigin, respectively, accrued in 1992 as an advance allocation to the five year SMIP begun in 1993; and (vi) $100,000 for 1993 and 1994, and $200,000
    for each of 1992, 1993 and 1994, and of loan forgiveness in respect of Messrs. Berenson's and Novick's indebtedness to the Company. Does not include payments in 1992 (in 1993 for Mr. Berenson) in respect of SMIP allocations made in prior years and which generally vested on December 31, 1992 in the respective amounts of $350,000, $1,491,124, $375,060 and
    $265,997 for Messrs. Berenson, Meyer and Novick, and Ms. Feigin. Does not include a distribution of $382,500 made to Mr. Shannon in 1994 in accordance with the terms of a subsidiary-sponsored deferred compensation program in the United Kingdom, which amount had vested previously in Mr. Shannon, and related to, prior years.

AGGREGATED OPTION EXERCISES IN 1994 AND STOCK OPTION VALUES AS AT DECEMBER 31, 1994(1)

                                                                          NUMBER OF           VALUE OF
                                                                         UNEXERCISED         UNEXERCISED
                                                                           OPTIONS          IN-THE-MONEY
                                                                      DECEMBER 31, 1994        OPTIONS
                                                                      -----------------   DECEMBER 31, 1994
                                            SHARES                                        -----------------
                                           ACQUIRED        VALUE        EXERCISABLE/        EXERCISABLE/
                  NAME                    ON EXERCISE   REALIZED(2)     UNEXERCISABLE       UNEXERCISABLE
----------------------------------------  -----------   -----------   -----------------   -----------------
Robert L. Berenson......................       --            --              1,000/0              $58,000/0
Barbara S. Feigin.......................       --            --                334/0              $19,372/0
Edward H. Meyer.........................       --            --                  0/0                    0/0
Stephen A. Novick.......................       --            --          4,333/1,667        $89,664/$15,837
John Shannon............................       --            --              1,000/0              $59,000/0

---------------
(1) All options relate to shares of Common Stock.

(2) "Value Realized" represents the market price of the Common Stock on the date of exercise less the exercise price payable.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of the Company's outside directors. The Committee is responsible for the establishment of the goals of the Company's compensation practices and the implementation of the compensation programs that further these goals. The Compensation Committee reviews regularly the development of the Company's operations, its revenue and profit performance, its prospects for growth, the general trends in the advertising agency industry and the particular needs of the Company.

     The Compensation Committee reviews and approves allocations under several long-term deferred and current compensation programs which have been developed over the years. These programs, which have utilized both cash and stock awards, are designed to foster a strong commitment by the Company's senior executives to the interests of the Company's stockholders, clients and business by rewarding excellent performance with current compensation, enhancing motivation for continued profit performance, encouraging a strong community of interests with the Company's stockholders through share awards and fostering the long-term retention of key management personnel through extended vesting periods.

     These goals are particularly important, and not readily subject to a short-term formula approach, in the advertising industry where compensation is heavily negotiated and where there is great demand for talented people, thus resulting in a high potential for executive turnover. The Compensation Committee believes that the programs adopted by Grey have been helpful in retaining the Company's executive officers who average more than 20 years of service with the Company. This stability, which is not prevalent in the advertising agency business, has, in the judgment of the Compensation Committee, been important in enabling the Company to achieve its performance over the last 20 years. Over such 20-year period, and as through the record date, the Company's stock price has increased by over 5000% with a resulting annual compounded return before dividends in excess of 21%.

     The Company's executive officers, as disclosed in this proxy statement, own a substantial interest in the Company's stock, a significant portion of which was acquired over many years through a number of the Company's stock programs. This indicates the importance which the Company places on management having the same interests as stockholders generally.

     In recent years, a significant portion of the executives' total compensation has been provided through payment of discretionary annual bonuses and through allocations under the Company's Senior Management Incentive Plan ("SMIP"). The total amounts paid or allocated, as the case may be, are related to overall corporate operating performance and have trended upwards in better years. In granting annual bonuses, the Compensation Committee considers the executives' relative contribution to the Company's overall success, the need for executives to believe they are compensated competitively, the need for bonuses to be scaled to reflect seniority and contribution, and other relevant factors. In approving the amount of the discretionary bonus for 1994 to Mr. Meyer which was approximately $100,000 greater than his 1993 bonus, the Compensation Committee also considered that Mr. Meyer has been employed by the Company since 1956 and has served as Chief Executive Officer since 1971, that despite the continued tough business conditions in many major markets, Mr. Meyer led the Company to record operating earnings and to a strong new business record, that the Company continued its strong and steady growth and that since 1990, Mr. Meyer had not received a salary increase (other than the cost-of-living increase described below). The Committee also considered Mr. Meyer's long-term contributions in creating value for the Company and its stockholders by establishing and maintaining many significant client relationships, and by overseeing the Company's expansion into new disciplines and parts of the world. Overall, it is the generalized view of the Committee that under

Mr. Meyer's direction the Company has been and is well organized, and managed for long-term, stable growth. Mr. Meyer's salary for 1994 was set by agreement which was entered into a number of years ago and reflects all adjustments since he became Chief Executive Officer of the Company (as of July 1994, Mr. Meyer's salary was adjusted to reflect cost-of-living increases over the prior year).

     Under SMIP, as approved at last year's stockholders meeting, participants are credited with compensation in an aggregate amount equal to 12% of the Company's pre-tax operating earnings for each year from 1993 through 1997. Because of Mr. Meyer's senior position and his substantial interest in the equity of the Company, the Compensation Committee, as agreed in prior years, awarded Mr. Meyer with respect to 1994 an amount corresponding to 15% of the aggregate amount credited for 1994 under SMIP.

     Effective in 1994, the tax law was amended to deny tax deductions to publicly-held corporations for annual compensation paid to certain executive officers in excess of $1,000,000, subject to certain exceptions. The Committee believes the Company should take appropriate steps to be in a position to preserve the tax deductibility of compensation payments, to the extent such steps are consistent with providing competitive compensation to its executives and the Company otherwise satisfies the requirements of the tax law. Thus, to satisfy the requirements of the tax law, the Committee submitted to, and secured the approval of, the stockholders at the 1994 annual meeting, stock compensation and incentive plans designed to comply with such tax laws. In addition, and for the same purpose, during 1995, as disclosed below, the Company and Mr. Meyer entered into arrangements intended to ensure continued compliance in the future.

                                          Mark N. Kaplan
                                          Richard R. Shinn

SENIOR EXECUTIVE OFFICER POST-EMPLOYMENT COMPENSATION PLAN

     The Senior Executive Officer Post-Employment Compensation Plan provides that certain qualified officers of the Company and its subsidiaries will be entitled upon retirement at or after the age of 60 to a lifetime supplemental pension of a maximum of $50,000 per year. Persons who are executive vice presidents of the Company, or more senior, or are designated senior executive officers of certain of the Company's subsidiaries, and who have met certain age and length of service requirements, and have been designated by the Board of Directors of the Company, are participants under the plan. In addition, a surviving spouse of a recipient of a pension under the plan is entitled to an annual pension equal to a maximum of $25,000 for the shorter of such spouse's life and 20 years. Each of the named executives (other than Mr. Shannon), were participants under the plan. In addition, the Company has certain understandings whereby certain additional pension amounts may be paid to Messrs. Berenson and Novick, and Ms. Feigin.

EMPLOYMENT AGREEMENTS AND OTHER TRANSACTIONS

     Messrs. Berenson, Meyer and Novick, and Ms. Feigin have employment agreements with the Company. The Company has entered into an employment agreement with Mr. Berenson providing for his continued employment with the Company through December 31, 1995 at a minimum annual compensation of $485,000 per year. In addition, the agreement with Mr. Berenson provided that the Company would advance him a compensatory loan in an amount not to exceed $500,000 to facilitate the purchase of a primary residence which would secure the loan. Such loan was to be repayable five years after it was made or upon termination of Mr. Berenson's employment with the Company under certain circumstances (except that the Company was to forgive 20% of the loan each December 31 on which Mr. Berenson was employed after the closing of the loan). Mr. Berenson's agreement also contemplates that following a change in control as defined in his agreement, and if Mr. Berenson terminates his employment upon a breach of the agreement by the Company or the Company terminates his agreement without cause, the remainder of any outstanding loan would be forgiven. During 1993, in lieu of making the loan to Mr. Berenson and forgiving it as contemplated, the Company assisted Mr. Berenson in securing a loan from a commercial bank by agreeing to amortize up to $100,000 per year for up to five years of the principal on the mortgage loan Mr. Berenson took from such bank. The Company's obligation to reimburse the bank is essentially parallel to the obligation it would have had to Mr. Berenson to forgive the loan his agreement comtemplated being made to him and, therefore, it is considered the equivalent of a loan forgiveness. In addition, following a change of control and upon the termination of Mr. Berenson's employment under the circumstances mentioned above, he shall thereupon vest in his currently owned unvested stock options, and be entitled to a lump sum payment equal to three times the sum of his then annual salary and his most recent annual bonus, provided that all of such consideration shall not exceed the maximum limitations on the tax deductibility thereof imposed by Sections 280G and 4999 of the Internal Revenue Code. In addition, in early 1994, the Company loaned Mr. Berenson $50,000 which is forgivable by the Company assuming his continued employment through 1998 and in early 1995, the Company loaned Mr. Berenson $125,000 which is to be repaid, together with accrued interest, in May 1998.

     In 1984, the Company entered into an employment agreement, which has been amended subsequently, with Mr. Meyer, which provides for Mr. Meyer's employment with the Company through December 31, 2002. The agreement also provides for a minimum annual salary of $1,950,000 for Mr. Meyer's services as Chief Executive Officer. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause (as defined in the agreement), or if Mr. Meyer effects such termination due to a change of control of the Company or other good reason specified in the agreement, Mr. Meyer will receive $3,000,000 in consideration of his employment. The agreement further provides that the Company will defray premiums on life insurance policies on Mr. Meyer's life payable to a beneficiary designated by him; the Company paid $38,013 in premiums in respect of these policies in 1994. The employment agreement also provides that Mr. Meyer may, for a period subsequent to his termination of full-time employment as Chief Executive Officer, provide the Company with consulting services at $10,000 per month. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause, or if Mr. Meyer effects such termination due to a change in control of the Company or for other good reason, Mr. Meyer will receive a lump sum payment equal to his then current aggregate remuneration multiplied by the greater of the number of years remaining in the term of the employment agreement and the number three. In such event, Mr. Meyer will also have an option to sell to the Company each share of the Common Stock and the Class B Stock which he then owns at the per share market value of the Common Stock. Mr. Meyer's agreement also provides that, for the ten year period (subject to reduction or suspension in the event Mr. Meyer becomes disabled or is in breach of his agreement) following his termination of employment, the Company will, among other things, provide Mr. Meyer with an office, and related office staff and facilities, and the continued use of a car and driver. The Company has also agreed to reimburse Mr. Meyer for certain business expenses incurred by him following termination of his employment up to $100,000 per year during the first five years of such period and $50,000 per year during the remainder of such period, with such amounts being adjusted for increases in the consumer's price index until the date of termination of his employment. During such ten year period, Mr. Meyer has also been charged with the responsibility of overseeing a certain portion of the Company's charitable contributions and, thus, will see to the contribution to charities of $100,000 per year of the Company's funds during the first five years of the period and of $50,000 per year during the remainder of the period.

     In the first quarter of 1995, the Company and Mr. Meyer entered into an agreement extending the term of Mr. Meyer's employment agreement through the date hereinabove mentioned, and providing for the deferral of certain compensation otherwise payable to Mr. Meyer pursuant to his employment agreement and the payment of such deferred compensation into a trust, commonly referred to as a rabbi trust, established with United States Trust Company of New York. The purpose of the trust arrangement is to enhance the Company's ability to deduct compensation paid to Mr. Meyer without the application of Section 162(m) of the Internal Revenue Code ("Section") at such times as the monies are paid to Mr. Meyer from the trust. The Section, under certain circumstances, denies a tax deduction to an employer for certain compensation expenses in excess of $1,000,000 per year paid by a publicly held corporation to certain of its executives. For 1995, all of cash compensation payable to Mr. Meyer from and after March 15, 1995 will be deferred and paid into the trust. In subsequent years, such compensation as shall be timely elected by Mr. Meyer shall be deferred and paid into the trust provided that no such election shall cause any compensation paid to Mr. Meyer to be non-deductible by reason of the Section. Amounts deferred and paid into the trust shall be paid to Mr. Meyer or to his estate, as the case may be, upon the expiration of Mr. Meyer's employment agreement, or the termination of his employment by reason of death or disability.

     In 1983, the Company sold and issued $3,025,000 principal amount of its 8 1/2% Convertible Subordinated Debentures, due December 10, 1996, to Mr. Meyer in consideration of a purchase price of equal amount, of which $25,000 was paid in cash and the remainder by delivery of Mr. Meyer's long-term 9% full recourse promissory note in the principal amount of $3,000,000. The Debentures are convertible at any time into one share of Common Stock and one share of Class B Stock, at a current conversion price of $118.63, subject to adjustment upon the occurrence of certain events. During 1992, Mr. Meyer exercised certain stock options which had been granted to him in 1984, and, in connection therewith pusuant to the stock option agreement, issued to the Company his promissory note in the amount of $3,169,690, representing the exercise price in excess of the par value of the shares issued on exercise, which amount was paid in cash, and his promissory note in the amount of $2,339,998, representing the amount of tax required to be withheld in connection with such option excercise. The promissory notes are each full recourse, mature on December 22, 2001 and bear interest at the rate of 6.06% per year. Mr. Meyer is also indebted to the Company in the aggregate amount of $762,950 pursuant to long-term 9%, full recourse promissory notes delivered to the Company in 1981, 1982 and 1983 as part payment for Mr. Meyer's purchase of shares of Series 1, 2 and Series 3 Preferred Stock (collectively, "Original Preferred Stock"). In 1994, the Company and Mr. Meyer entered into an Exchange Agreement pursuant to which Mr. Meyer exchanged the Original Preferred Stock for a like number of shares of new Preferred Stock, designated Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock (collectively, the "New Preferred Stock"). The terms of the New Preferred Stock, including the basic economic terms relating thereto, are essentially the same as the Original Preferred Stock, except that the redemption date of the three series of new preferred stock is fixed at April 7, 2004 rather than on a date determined by reference to Mr. Meyer's termination of full-time employment with the Company as was the case with the Original Preferred Stock. The terms of the New Preferred Stock also give Mr. Meyer or his estate, as the case may be, the option to require the Company to redeem his Preferred Stock for a period of 12 months following his (i) death, (ii) permanent disability or permanent mental disability, (iii) termination of full-time employment for good reason or (iv) termination of full-time employment by the Company without cause. Previously, Mr. Meyer had the option to require the Company to redeem his Preferred Stock only upon the termination of his full-time employment with the Company prior to his attainment of age 65.

     During 1994, the Company entered into an agreement with Mr. Novick pursuant to which his employment by the Company was continued at a minimum annual compensation of $775,000 per year. The agreement provides that, Mr. Novick shall remain employed with the Company through 1998, and that, during the term of his agreement, he shall have an annual allocation pursuant to the SMIP of not less than $150,000 and an annual bonus of not less than $75,000. The agreement also provided for the Company to lend to Mr. Novick $600,000 to acquire a new residence intended to be used, in part, for business entertaining. This loan is forgivable in three annual installments of $200,000 at the end of each of 1996, 1997 and 1998, provided Mr. Novick is still employed by the Company. Mr. Novick's agreement also provides that, if prior to the end of 1995, there is a change in control, as defined in the agreement, and either Mr. Novick terminates his employment upon breach thereof by the Company or the Company terminates his employment without cause, the remaining balances of his loans shall be forgiven; in addition, and under such circumstances, he shall thereupon vest in his currently owned unvested stock options and restricted stock, and be entitled to a lump sum payment equal to three times the sum of his then annual salary and his most recent annual bonus, provided that all such consideration shall not exceed the maximum limitations on the tax deductibility thereof imposed by Sections 280G and 4999 of the Internal Revenue Code. Furthermore, as at December 31, 1994, Mr. Novick had outstanding $200,000 of a compensatory loan in the original amount of $1,000,000 made to him pursuant to an earlier employment agreement and used to facilitate the financing of his purchase of a residence. Such advance was secured and shall be repayable on December 31, 1995 (except one-fifth of the loan shall be forgiven by the Company provided Mr. Novick is employed by the Company on such date); during 1994 the Company forgave $200,000 of this loan.

     In 1993, the Company entered into an employment agreement with Ms. Feigin providing for her continued employment by the Company at least through December 31, 1997, at a minimum annual compensation of $376,000 per year. The agreement also provides that the Company will pay for certain life and disability insurance coverages for Ms. Feigin. Ms. Feigin's agreement also provides that if there is a change in control, as defined in her agreement, and either Ms. Feigin terminates her employment upon a breach thereof by the Company or the Company terminates her employment, under such circumstances, she shall thereupon vest in her currently owned unvested stock options, and be entitled to a lump sum payment equal to three times the sum of her then annual salary and her most recent annual bonus, provided that all of such consideration shall not exceed the maximum limitations on the tax deductibility thereof imposed by Sections 280G and 4999 of the Internal Revenue Code.

     If Messrs. Berenson, Meyer (had his employment agreement been extended as it was in early 1995) and Novick, and Ms. Feigin had been terminated effective December 31, 1994 under circumstances which would have resulted in payment of the special severance detailed in the foregoing description of their respective agreements, amounts then payable (inclusive of loan forgivenesses) to each would have been $2,205,309, $28,448,920, $2,774,861 and $1,652,834. Other than pursuant to the loans described above in connection with Mr. Meyer's securities, and Messrs. Berenson's and Novick's arrangements, no named executive is indebted to the Company for more than $60,000. Certain key employees of the Company, including the named executives and certain members of their immediate families ("Beneficiaries"), have entered into the Voting Trust Agreement, as amended in 1987 and 1994, pursuant to which the Beneficiaries have deposited the shares of Common Stock and Class B Stock owned by them into a voting trust. The Beneficiaries have also agreed to deposit into the voting trust shares of Common Stock or Class B Stock hereafter acquired by them. The trust was extended in 1994 and will continue until 2004. Mr. Meyer has been designated the sole Voting Trustee. Beneficiaries retain the sole authority to receive dividends and, in general, to dispose of their shares held in the voting trust. The Company has entered into indemnification agreements with each of the members of the Board of Directors providing, generally, for the fullest indemnification permitted by law.

                               PERFORMANCE GRAPH

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FOR THE COMPANY, THE S&P 500 INDEX AND FIVE OTHER PUBLICLY-TRADED ADVERTISING AGENCIES

      MEASUREMENT PERIOD          GREY ADVER-     PEER GROUP      S&P 500 TO-
    (FISCAL YEAR COVERED)           TISING           INDEX        TAL RETURN
1989                                    100.00          100.00          100.00
1990                                     79.93           70.11           96.89
1991                                     71.53          103.65          126.42
1992                                     87.64          130.63          136.05
1993                                    121.94          138.69          149.76
1994                                    100.40          145.94          151.74

     The Company's peer group is comprised of Cordiant plc, The Interpublic Group of Companies, Inc., Omnicom Group Inc., True North Communications, Inc. and WPP Group, plc. The graph assumes the initial investment of $100 on December 31, 1989 and the reinvestment of dividends thereafter.

     PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
        TO EXTEND THE DATE OF THE AUTOMATIC CONVERSION OF THE COMPANY'S
              CLASS B COMMON STOCK INTO SHARES OF THE COMMON STOCK

     The Company's Board of Directors has adopted, and has voted to recommend that stockholders adopt, an amendment ("Amendment") to Article Fourth of the Company's Restated Certificate of Incorporation ("Restated Certificate") which would extend for ten years the date of the automatic conversion of the Class B Common Stock into shares of Common Stock. The automatic conversion is presently scheduled for April 3, 1996, the tenth anniversary of the record date for the initial distribution of shares of Class B Common Stock ("Distribution"). A copy of the proposed Amendment is set forth in Exhibit A hereto.

BACKGROUND, REASONS FOR AND EFFECTS OF THE AMENDMENT

     In 1986, the Company, following stockholder approval, amended Article Fourth of the Restated Certificate and related provisions to authorize the issuance of the Class B Common Stock. Promptly following the amendment of the Restated Certificate, the Company declared a distribution of one share of Class B Common Stock for each share of Common Stock outstanding on April 3, 1986 ("Distribution Record Date").

     In general, the Class B Common Stock and the Common Stock are identical except that the Class B Common Stock possesses ten votes per share, while the Common Stock possesses one vote per share. In addition, the Class B Common Stock is generally not transferable (except to certain permitted transferees), but is convertible on a share for share basis into the Common Stock. A detailed summary of the relative rights, powers and limitations of the Common Stock and the Class B Common Stock are set forth on Exhibit B hereto.

     The purpose for amending the Restated Certificate and effecting the Distribution in 1986 was to (i) enable management to concentrate on the long-term objectives and goals of the Company, without being distracted by threat of a surprise or hostile takeover attempt; (ii) encourage persons interested in a business combination with the Company to conduct arms-length negotiations with management and the Board of Directors; (iii) enhance the continuity and stability of the Company's management and employees, and their relationships with the Company's clients; and (iv) afford the Company the maximum ability to realize business opportunities which present themselves, by insuring that control of the Company could not be acquired other than in a transaction which is approved by the Company's long-term stockholders, including its key employees.

     The Company intended to achieve these objectives with the Distribution since following the Distribution voting control would be vested in the holders of Class B Common Stock and, as a result, it would be difficult, if not impossible, for a third party to acquire control of the Company in a transaction which is not approved by the holders of Class B Common Stock. In this regard, the Class B Common Stock presently has the effect of increasing the voting power of shares beneficially owned by the Company's executive officers and directors, which is exercised directly, and including through the voting trust and ESOP, as described herein, from 47% to 71% of the votes entitled to be cast generally at meetings of stockholders. See "Voting Securities" and "Election of Director."

     The Board of Directors is proposing the Amendment at this time so as to extend the benefits afforded by the Class B Common Stock for an additional ten years since, in accordance with the terms of Article Fourth of the Restated Certificate, the Class B Common Stock is presently scheduled to convert automatically into Common Stock on April 3, 1996, the tenth anniversary of the Distribution Record Date. The Board of Directors has chosen to extend the conversion date for only ten years since that mirrors the initial term of the Class B Common Stock and to ensure that stockholders will have another opportunity to vote on the conversion of the Class B Common Stock should the Board of Directors believe at that time that a further extension is appropriate.

     The Board of Directors believes strongly that a service enterprise such as Grey benefits significantly from the stability of its management structure, and the ability of the management to focus single-mindedly on the servicing of its clients' needs. The Board believes that this has been a major reason for the Company's successful performance over the past 15 years. Further, the Company, in the Board's judgement, has benefitted from the fact that a number of its competitors have suffered and lost ground as a result of takeovers of advertising agencies in the 1980's. While the Board of Directors is not aware of any existing or threatened takeover, the Company, in proposing the Amendment at this time, wishes to maintain the significant competitive advantages it has obtained from the continuity of its management, and its uninterrupted focus and dedication to its clients' needs.

     The Board of Directors has given due consideration to the Amendment and has concluded that its adoption would be in the best interests of the Company. However, stockholders should consider the fact that the Amendment would preserve the increased voting power of the holders of Class B Common Stock, which as described above, to a significant extent include executive officers and other key employees of the Company, and will likely make more difficult, and thereby discourage, takeovers of the Company which are opposed by the holders of the Class B Common Stock. Similarly, the existence of the Class B Common Stock would make it more difficult for third parties to engage successfully in proxy contests which, among other things, may seek to change the composition of the Board of Directors. As a result, the Amendment may be characterized as "anti-takeover" in nature.

     In addition, as described at the time the Class B Common Stock was authorized, the continued existence of the Class B Common Stock may limit the Company's ability to effect a business combination eligible to be accounted for using the "pooling of interests" method. In order for such method to be used, the Company may be required to issue Class B Common Stock as the consideration for the combination, which, in accordance with the Restated Certificate, the Company is presently not authorized to do. It should be noted, however, that the Company has not effected any business combination utilizing any of its equity securities as consideration in more than 25 years and has no expectation of doing so in the foreseeable future.

     The Board of Directors does not presently contemplate adopting, or recommending to the stockholders for their adoption, any further amendments to the Company's Restated Certificate or By-Laws. See "Existing Provisions in the Restated Certificate and By-Laws and Related Matters" below for a description of existing provisions in the Company's Restated Certificate and By-Laws, and in certain other agreements, which might be viewed as having "anti-takeover" effects.

EXISTING PROVISIONS IN THE RESTATED CERTIFICATE AND BY-LAWS AND RELATED MATTERS.

     The Company's Restated Certificate and By-Laws currently contain certain provisions which may have an "anti-takeover" effect. Set forth below is a summary of these provisions, as well as certain other agreements which also may be deemed to have an anti-takeover effect.

     The Company's Restated Certificate and By-Laws (a) require the vote of two-thirds of the outstanding stock of the company and the vote of a majority of the Series I Preferred Stock to approve a merger or consolidation of the Company, or the disposition of all or substantially all of the assets of the Company, (b) divide the Board of Directors into three classes, one class to be elected each year, (c) require cumulative voting in the election of directors,
(d) require the vote of four-fifths of the outstanding stock of the Company to permit the stockholders to amend the By-Laws for the purpose of changing the number of directors and (e) provide that in the event a vote of the Board of Directors is tied, the Chairman of the Board shall be entitled to cast an additional vote.

     Article Seventh of the Company's Restated Certificate also permits the holders of the Series I Preferred Stock to vote as a separate class to elect or remove one-quarter of the Board of Directors. Articles Seventh and Tenth require a majority of the outstanding shares of Series I Preferred Stock, voting as a separate class, to approve the issuance of additional series of Preferred Stock if the holders of such new shares will be entitled to vote with the holders of Series I Preferred Stock on the election of directors or the merger, consolidation or sale of all or substantially all of the assets of the Company. Upon Mr. Meyer's death or the redemption of the shares of Series I Preferred Stock issued to him, the foregoing voting privileges of the Series I Preferred Stock expire. The holders of the Series I Preferred Stock also vote with the holders of the Common Stock on all matters submitted to the stockholders of the Company.

     Subject to applicable law, the Board of Directors of the Company may issue, in its sole discretion, additional shares of Common Stock and Preferred Stock without further action by holders of Common Stock or Class B Common Stock. Preferred Stock may be issued in one or more series and may have such designations, preferences and relative rights, qualifications and limitations as the Board of Directors may fix by resolution or resolutions at the time of issuance. It might be possible for the Board to use its authority to issue Common Stock or Preferred Stock in a way which could deter or impede the completion of a tender offer or other attempt to gain control of the Company of which the Board of Directors does not approve. The Company does not have any present plans or commitments to use its authority to effect any such issuance, but reserves the right to take any action in the future which the Board deems to be in the best interests of the Company and its stockholders under the circumstances. Additionally, the issuance of shares of Preferred Stock could result in a class of securities outstanding that will have certain preferences with respect to dividends and upon liquidation superior to those of the Common Stock and Class B Common Stock.

     Mr. Meyer's employment agreement with the Company provides that if the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause (as defined in the agreement), or if Mr. Meyer effects such termination due to change in control of the Company or for other good reasons specified in the agreement, Mr. Meyer will receive $3,000,000 in consideration of his employment. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause, or if Mr. Meyer effects such a termination due to a change in control of the Company or for other good reason, Mr. Meyer's agreement also provides that he will receive a lump sum payment equal to his then current aggregate remuneration multiplied by the greater of the number of years remaining in the term of the employment agreement and the number three. In such event, Mr. Meyer will also have an option to sell to the Company all of the Common Stock and Class B Common Stock which he then owns at the market price therefor. The Company also has change in control provisions in employment agreements with certain of its other executive officers. See "Remuneration of Management -- Employment Agreements and Other Transactions".

STOCKHOLDER APPROVAL

     The vote of the holders of a majority of the Company's Common Stock, Class B Common Stock and Preferred Stock, each voting as a separate class, is required to adopt the Amendment. Accordingly, an abstention or a broker non-vote will have same the effect as a negative vote.

     THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected its present auditors, the firm of Ernst & Young, as independent auditors to examine and report on the financial statements of the Company for the year ending December 31, 1995. Representatives of Ernst & Young are expected to be present at the meeting to make such statements as they deem appropriate and to respond to appropriate stockholder questions. The Board has determined that, although not required, it would be desirable to request from the stockholders an expression as to whether they concur in the foregoing selection. The Board recommends that stockholders vote to ratify such selection. If the holders of a majority of the votes represented at the meeting do not ratify the selection of Ernst & Young, the selection of independent auditors will be reconsidered by the Board. Abstentions will have the same effect as a negative vote, while broker non-votes will be disregarded and have no effect.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMMENDS A VOTE "FOR" THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal to be presented at the 1996 Annual Meeting of stockholders must forward such proposal to the Secretary of the Company at the address of the Company which is given above, so that it is received by him no later than May 11, 1996.

                            SOLICITATION OF PROXIES

     The solicitation of proxies will be conducted primarily by mail. However, employees of the Company may solicit proxies by telephone, telegraph or personal contact, but at no additional compensation. Bankers, brokers and others holding stock in their names or in the names of nominees will be reimbursed for out-of-pocket expenses incurred in forwarding proxies and proxy material to the beneficial owners of such shares. The total cost of solicitation will be borne by the Company. The Company has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York to assist in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                         STEVEN G. FELSHER
                                           Secretary

September 8, 1995

                                                                       EXHIBIT A

              PROPOSED AMENDMENT TO SUBPARAGRAPH B.III (D) (9) OF
          ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORATION

     All outstanding shares of Class B Common Stock will automatically convert into shares of Common Stock on April 3, 2006. Upon such conversion, certificates evidencing previously outstanding shares of Class B Common Stock will thereafter be deemed to evidence a like number of shares of Common Stock. None of the provisions of this subparagraph (9) may be amended, altered, supplemented or repealed without the affirmative vote of the holders of the Common Stock, of the Class B Common Stock and of each series of the Preferred Stock entitled to vote and outstanding on the Distribution Record Date.

                                                                       EXHIBIT B

                        DESCRIPTION OF THE COMMON STOCK
                          AND THE CLASS B COMMON STOCK

     The rights, powers and limitations of the Common Stock and the Class B Common Stock, which are set forth in full in Article Fourth of the Restated Certificate, are summarized below.

1.  VOTING

     Subject to the rights of the holders of Preferred Stock, each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the stockholders, including the election of directors, and each share of Class B Common Stock entitles the holder thereof to ten votes on all such matters. Each share of Series I, Series II and Series III Preferred Stock is entitled to eleven votes per share until such time as the shares of Class B Common Stock are automatically converted into shares of Common Stock, after which each such share of Preferred Stock will be entitled to two votes per share. Except as set forth below, all actions submitted to a vote of stockholders are voted on by holders of the Common Stock and the Preferred Stock entitled to vote, voting together as a single class. The holders of each class of stock, however, vote separately as classes with respect to amendments to the Restated Certificate that alter or change the powers, preferences or special rights of their respective classes of stock to affect them adversely, and with respect to such other matters as may require class votes under the General Corporation Law of the State of Delaware. The holders of all outstanding shares of stock of the Company entitled to vote, vote together as a single class upon any proposal to authorize additional shares of Common Stock or Class B Common Stock.

2.  DIVIDENDS AND OTHER DISTRIBUTIONS

     Each share of Common Stock and Class B Common Stock is equal in respect of rights to dividends and other distributions in cash, stock or property of the Company (including distributions upon liquidation of the Company), except that, in the case of stock dividends or distributions, holders of each class will receive only shares for such class. Neither Common Stock nor Class B Common Stock will be split, divided or combined unless the other is split, divided or combined equally.

3.  TRANSFERABILITY OF COMMON STOCK; TRADING MARKET

     The Common Stock is freely transferable and is traded publicly on the Nasdaq National Market System ("NMS") of the National Association of Securities Dealers, Inc. ("NASD"). Although the NASD, together with the New York Stock Exchange and the American Stock Exchange, recently adopted uniform policies restricting the ability of NMS companies to (i) issue multiple classes of Common Stock with differing voting rights or (ii) take other action which disparately reduces or restricts the voting rights of existing stockholders, the Voting Rights Policy of the Board of Governors of the NASD recognizes an exemption for companies, such as the Company, with existing dual class Common Stock structures. In addition, the staff of the NASD has confirmed to the Company's counsel that the adoption of the Amendment is consistent with the NASD's Voting Rights policy and, accordingly, would not affect the continued reporting of the Common Stock on the NMS.

4. RESTRICTIONS ON TRANSFER OF CLASS B COMMON STOCK, CONVERTIBILITY OF CLASS B COMMON STOCK
    INTO COMMON STOCK

     As more fully described below the Class B Common Stock is not transferable by a stockholder except to or among principally such holder's spouse, certain of such holder's relatives and certain trusts established for their benefit. Accordingly, no trading market exists and none will develop in the Class B Common Stock. The Class B Common Stock, however, will continue to be, convertible at all times, and without cost to the stockholder (except any transfer taxes which may be payable if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Common Stock on a share-for-share basis. Therefore, stockholders desiring to sell the equity interest in the Company represented by their shares of Class B Common Stock may convert those shares into an equal number of shares of Common Stock and sell the shares of Common Stock in the public market. A stockholder who does not wish to complete the conversion process prior to a sale may effect a sale of the Common Stock into which such stockholder's Class B Common Stock is convertible by simply delivering the certificate or certificates for such shares of Class B Common Stock to a broker, properly endorsed, in completion of the sale. The broker will then present the Class B Common Stock certificate or certificates to the Company's transfer agent who will issue to the purchaser a certificate for the number of shares of Common Stock sold in settlement of the transaction. The Common Stock is not convertible into the Class B Common Stock.

     Shares of Class B Common Stock issued in a stockholder's own name are not transferable into a "nominee" or "street" name. If on the Distribution Record Date, however, shares of Common Stock were registered in a nominee or street name, the shares of Class B Common Stock issued in respect thereof will be registered in the same nominee or street name. Such shares of Class B Common Stock may be transferred out of the nominee or street name into the name of the person who was the beneficial owner of the Common Stock on the Distribution Record Date (or a "Permitted Transferee," as hereinafter described, of such person), and once so transferred, they may not be transferred back into nominee or street name. Shares of Class B Common Stock held in nominee or street name may be converted into Common Stock and the shares of Common Stock received are, depending on the nature of the transaction, registered in the name of the original beneficial owner, a transferee of such owner, or a nominee for such owner or transferee.

     Other than pursuant to conversions into Common Stock as described above, a holder of shares of Class B Common Stock may transfer such shares (whether by sale, assignment, gift, bequest, appointment or otherwise), ONLY to a "Permitted Transferee," which Term is defined generally as follows:

          i) such Class B stockholders's spouse;

          ii) any of the lineal descendants of such Class B stockholder, including adopted children (said descendants, together with the Class B Stockholder and his or her spouse, are hereinafter referred to as "such Class B Stockholder's family members");

          iii) a trust for the sole benefit of such Class B stockholder's family members; or

          iv) a voting trust created by the voting trust agreement referred to elsewhere in this Proxy Statement.

     Shares of Class B Common Stock held by a corporation may be transferred to a successor by merger or consolidation. Shares held by trusts that are irrevocable on the Distribution Record Date may be transferred as a distribution for such trust in accordance with its terms to any person to whom or for whose benefit principal may be distributed under the terms of the trust.

     The restrictions on the transferability of the Class B Common Stock are set forth in full in Article Fourth of the Restated Certificate. Each certificate representing shares of Class B Common Stock bears a legend stating that there are restrictions on transfer and registration of transfer set forth in the Restated Certificate.

     Any transfer of shares of Class B Common Stock not permitted under Article Fourth will result in the automatic conversion of the transferor's shares of Class B Common Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Company. The Company shall be entitled to require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of Class B Common Stock or is a Permitted Transferee.

5.  FUTURE ISSUANCES OF CLASS B COMMON STOCK

     The Company has not issued any additional shares of Class B Common Stock after the Distribution Record Date and will not do so except (i) pursuant to stock dividends stock splits and similar distributions as described in paragraph 2 above, (ii) upon conversion or redemption of outstanding securities and (iii) pursuant to employee benefit plans existing as of the Distribution Record Date. The Restated Certificate authorizes the issuance of 2,000,000 shares of Class B Common Stock to provide a sufficient number of authorized shares for such future issuances. As described earlier, the Board of Directors may not declare a stock split or dividend on the Class B Common Stock, without declaring a similar stock split or dividend on the Common Stock.

6.  TERMINATION OF CLASS B COMMON STOCK

     All outstanding shares of Class B Common Stock will automatically be converted into shares of Common Stock on April 3, 1996, the tenth anniversary of the Distribution Record Date, unless the Restated Certificate is amended in accordance with the Amendment; in such case such conversion will occur on April 3, 2006. Upon such conversion, certificates formerly representing outstanding shares of Class B Common Stock will thereafter be deemed to represent a like number of shares of Common Stock. Such automatic conversion may not be delayed or postponed without an affirmative vote of the holders of the Common Stock, the Class B Common Stock and the Preferred Stock, each voting separately as a class.

7.  EMPLOYEE BENEFIT PLANS

     As a result of the Distribution, each outstanding option granted prior to the Distribution Record Date under the Company's Executive Growth and Incentive Stock Option Plans (collectively, the "Option Plans") were adjusted for the Distribution so that the holders of such options were entitled, following the Distribution, to receive upon exercise one share of Common Stock and one share of Class B Common Stock for each share of Common Stock subject to such options. The aggregate exercise price of each outstanding option was not affected by the Distribution.

8.  PREFERRED STOCK AND CONVERTIBLE SECURITIES

     At the time of the Distribution, there were outstanding 34,000 shares of Preferred Stock and $3,025,000 principal amount of the Company's 8 1/2% Convertible Subordinated Debentures (the "Debentures"). In connection with Distribution, the conversion and other terms of the Preferred Stock and the Debentures were equitably adjusted to give effect to the Distribution.

9.  OTHER

     The Common Stock and the Class B Common Stock do not carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company of any class or any other securities convertible into shares of stock of the Company.

     The Company delivers to the holders of Class B Common Stock the same information and reports as it delivers to holders of Common Stock.

                                                                 COMMON STOCK

                            GREY ADVERTISING INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 10, 1995


        The undersigned stockholder(s) of Grey Advertising Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of APCO Associates Inc., the Company's public affairs subsidiary, 1615 L Street N.W., Washington, D.C., on October 10, 1995 at 8:00 A.M., local time, and at any and all adjournments thereof, on the following matters:

        THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSALS REFERRED TO IN ITEMS 2 AND 3. If other matters not now known come before the meeting the persons named herein or their substitutes will vote such shares in accordance with their best judgment.

        The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments thereof.

        If only one of said proxies, or his substitute, be present and vote at said meeting, or at any or all adjournments thereof, such person shall have and may exercise all powers hereby granted.

                         (Continued on reverse side)

PROPOSAL NO. 1. The election of John Shannon, as a director, to hold office until the Annual Meeting to be held in 1998 or until the election of his successor.

                       WITHHELD
          FOR            FROM
          / /            / /




PROPOSAL NO. 2. A proposal to amend the
Company's Restated Certificate of Incorporation to extend the conversion date of the Company's Limited Duration Class B Common
Stock.

      FOR       AGAINST      ABSTAIN
      / /         / /          / /



PROPOSAL NO. 3. A proposal to ratify the selection of Ernst & Young as independent auditors for the Company for 1995.

      FOR       AGAINST      ABSTAIN
      / /         / /          / /




4. The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.





The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement, dated September 8, 1995.
Dated: September    , 1995.




                                                         (L.S.)
---------------------------------------------------------
Stockholder should sign exactly as name appears at left.




                                                         (L.S.)
---------------------------------------------------------
Stockholder should sign exactly as name appears at left.

                                          LIMITED DURATION CLASS B COMMON STOCK

                            GREY ADVERTISING INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 10, 1995


        The undersigned stockholder(s) of Grey Advertising Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of APCO Associates Inc., the Company's public affairs subsidiary, 1615 L Street N.W., Washington, D.C., on October 10, 1995 at 8:00 A.M., local time, and at any and all adjournments thereof, on the following matters.

        THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH
THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSALS REFERRED TO IN ITEMS 2 AND 3. If other matters not now known come before the meeting the persons and named herein or their substitutes will vote such shares in accordance with their best judgment.

        The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments thereof.

        If only one of said proxies, or his substitute, be present and vote at said meeting, or at any or all adjournments thereof, such person shall have and may exercise all powers hereby granted.

                         (Continued on reverse side)

PROPOSAL NO. 1. The election of John Shannon, as a director, to hold office until the Annual Meeting to be held in 1998 or until the election of his successor.

                       WITHHELD
          FOR            FROM
          / /            / /




PROPOSAL NO. 2. A proposal to amend the
Company's Restated Certificate of Incorporation to extend the conversion date of the Company's Limited Duration Class B Common
Stock.

      FOR       AGAINST      ABSTAIN
      / /         / /          / /



PROPOSAL NO. 3. A proposal to ratify the selection of Ernst & Young as independent auditors for the Company for 1995.

      FOR       AGAINST      ABSTAIN
      / /         / /          / /




4. The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.





The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement, dated September 8, 1995.
Dated: September    , 1995.




                                                         (L.S.)
---------------------------------------------------------
Stockholder should sign exactly as name appears at left.




                                                         (L.S.)
---------------------------------------------------------
Stockholder should sign exactly as name appears at left.